Exhibit 99.1

Annual Stockholders’ Meeting Welcome 5/19/2022

Non-Executive Chairwoman Lordstown Motors Corp. Angela Strand 00 00 00 00 02

Executive Vice President, General Counsel & Secretary Lordstown Motors Corp. Melissa Leonard 00 00 00 00 03

Non-Executive Chairwoman Lordstown Motors Corp. Angela Strand 00 00 00 00 04

Annual Stockholders’ Meeting The meeting has convened 5/19/2022

Annual Stockholders’ Meeting The meeting is adjourned 5/19/2022

Annual Stockholders’ Meeting Perspectives Then & Now 5/19/2022

This presentation includes forward looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believe," "expects," "estimates," "projects," "intends,“ "should," "is to be," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance in 2022 and beyond, to continue ongoing operations and remain a going concern, and our ability to raise such funding on a reasonable timeline and with suitable terms; the cost and other impacts of litigation, regulatory proceedings, investigations, claims and availability of insurance coverage and/or adverse publicity including with respect to the matters raised by the March 24, 2022 stockholder letter, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, business prospects and ability to obtain financing; our limited operating history and our ability to execute our business plan, including through our relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop; the rollout of our business and the timing of expected business milestones, including our ability, together with Foxconn as applicable, to complete the engineering of the Endurance, and conversion and retooling of the Lordstown facility, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to start production of the Endurance in accordance with our projected timeline; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including the direct and indirect effects of the war in Ukraine. In addition, the transactions entered into with Foxconn are subject to risks and uncertainties. No assurances can be given that Lordstown Motors and Foxconn will successfully implement the contract manufacturing agreement, jointly develop additional EVs for launch through the joint venture or otherwise achieve the expected benefits of their business relationship. If we are unable to maintain our relationship with Foxconn or effectively manage outsourcing the production of the Endurance to Foxconn, we may be unable to ensure continuity, quality, and compliance with our design specifications or applicable laws and regulations, which may ultimately disrupt and have a negative effect on our production and operations. The success of the joint venture depends on many variables, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors that impact new vehicle development, many of which are not within the parties' control. If we are unable to develop new vehicles for ourselves and potentially other OEM customers, our business prospects, results of operations and financial condition may be adversely affected. We will need additional funding to execute our 2022 business plan and achieve scaled production of the Endurance. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. Our ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry, as well as our ability to successfully implement our arrangements with Foxconn. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10- K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation. Forward Looking Statements Annual Stockholders’ Meeting

Chief Executive Officer Lordstown Motors Corp. Dan Ninivaggi 00 00 00 00 09

VIDEO OMITTED “THE ROAD AHEAD”

Experienced Automotive Executive Team is in Place

CEO



Dan Ninivaggi

Former CEO of Icahn Enterprises LP; 20+ years in Sr. leadership positions in the automotive and transportation industries.

President



Edward T. Hightower

30 years of experience serving in product development, engineering, manufacturing, commercial, and sr. executive roles at Ford, BMW, and GM

CFO



Adam Kroll

20+ years in corporate finance with Sr. roles in automotive investment banking (JP Morgan) and finance operations

CCO



Jane Ritson-Parsons

Senior executive with 30+ years demonstrated global leadership, new business and revenue generation and brand building success at Hasbro Inc.

Senior VP



Shea Burns

25-yrs. of automotive experience, including Vehicle Launch Leader at Ford and Sr. Director of Quality & Director of Engineering Operations at Meritor

Exec. VP



Melissa Leonard

Co-leader of the M&A team for Baker & Hostetler LLP, where she served as outside counsel to the Company since 2019

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Then 00 00 00 00 13 Strategic Pivot Traditional vertically integrated OEM without scale Flexible and less capital-intensive business model focused on partnerships to achieve scale benefits Now High fixed cost structure Sole management of supply base Sole vehicle development responsibility Endurance™ platform North American Focused Manufacturing Centric High variable cost structure Leverage Foxconn’s broad supply chain and logistics capabilities Joint development with Foxconn utilizing MIH common platform; $100M commitment Broader Product Strategy Endurance™ plus MIH - with optionality Global Potential with Foxconn Engineering and product development centric Source: Lordstown Motors Corp.

00 00 00 00 14 Solidified Long Term Relationship with Foxconn Sold Lordstown facility for $260 million • ~400 experienced automotive personnel became Foxconn employees • Retained ~250 professionals with deep automotive experience, including in engineering, product development, quality and industrialization of EVs Executed contract manufacturing agreement • Foxconn will manufacture the Endurance™ at the facility with no interruption in operation Formed MIH EV Design LLC JV with $100M investment to co-develop vehicles off MIH platform for LMC and potentially other OEMs • Accelerates timeline, lowers the cost of development, and provides scale benefits Source: Lordstown Motors Corp.

Strategic Shift - Fixed to Variable Cost Business Model

- LMC has a unique business model – less capital intensive and mostly variable cost. Monetizing the plant and partnering with Foxconn enables LMC to achieve the benefits of scale without the complexities, risk and fixed costs of a vertically integrated global automaker

Lordstown Facility Costs	LORDSTOWN 1Q22		LORDSTOWN Pro Forma
Cost of manufacturing employees[1]	$10M	→	$0M
Direct/Indirect operating costs[1]	$6.5M	→	$1.2M
Freight[1]	$5.5M	→	$5.5M
Total[1]	$22M	→	$7.7M

Substantially Reduced Complexity & Operating Risk

- No maintenance, upkeep, utilities and other costs on 6.2M sq ft automotive plant built in 1966
- Eliminate excess capacity costs on 400K units/yr. plant capacity
- Not managing inventory or the entire production process
- Substantially reduce fixed payroll costs
- Transition of core purchasing function to achieve supply chain benefits[2]

→ **Replaced with a fee per vehicle**

1) Estimates based on Q1 2022 results and provided for illustrative purposes

2) Purchasing transition expected to take place during the remainder of 2022

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Source: Lordstown Motors Corp.

Joint Venture for Vehicle Development Signed MIH EV Design LLC Joint Venture (JV) agreement to develop and launch new electric vehicles utilizing Foxconn’s Mobility-in- Harmony (MIH) open platform. • JV includes $100 million in initial funding with 55%/45% Foxconn/LMC ownership split • Accelerates the benefits of scale as LMC can leverage its EV product development and engineering capabilities across a broader platform 00 00 00 00 16 Battery Foxconn EV E- Powertrai n EMS Vehicle Assembly Global Presence MIH Foxconn’s EV Pillars Source: Lordstown Motors Corp. & Foxconn

17 00 00 00 00 President Lordstown Motors Corp. Edward T. Hightower

The Endurance™ BEV - Near Launch Ready

- **Q421** — PPV builds begin
- **Mar 2022** — Cold weather testing completed in Minnesota



- **Mar-May 2022** — Chassis brake, NVH and powertrain testing

Where We Stand Today

- **Q1-Q3 2022** — MTS & structural durability, and high mileage testing
- **Q222** — Hot weather testing
- **Q322** — Vehicle homologation - final testing, validation & certification
- **Q322** — Start of commercial production



First Endurance™ sales expected in Q4 2022

Source: Lordstown Motors Corp.

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Engineering validation and testing continues Currently building Endurance PPVs for homologation and certification, including tests for the EPA, CARB, and FMVSS Latest FMVSS frontal, side, and rear crash tests have been positive and consistent with CAE simulations. Prediction of 5-star crash safety performance remains 00 00 00 00 19 Our PPV testing and validation program continues Endurance™ PPV Testing & Validation Source: Lordstown Motors Corp.

Endurance™ Design Journey – A Great Purpose-Built Work Truck

The dedicated design and engineering team at Lordstown has invested tens of thousands of hours, bringing a full-sized BEV to market to serve the needs of fleet customers – at a lower total cost of ownership

1 Durability

The Endurance's™ simple skateboard delivers enhanced reliability and durability

2 Maneuverability/Stability

The Endurance's™ four Hub Motors provide a low center of gravity boosting maneuverability to handle any jobsite

3 Performance

Quick acceleration response; all the energy goes directly into wheels for immediate movement

4 Traction

Superior traction on snow and ice; instant torque at the corners offers "planted" feel


Rendering


Alpha


Beta


PPV

Source: Lordstown Motors Corp.

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In-Wheel Hub Motors Deliver Superior Performance Hub Motor Differentiators Superior traction on snow/ice Quick acceleration response Maneuverability/stability – instant torque at corners (no lag response) Small vehicle footprint/simplicity of system – less maintenance and higher reliability Lower center of gravity – “planted” feel All the energy goes directly into wheels for immediate movement and high motor efficiency 00 00 00 00 21 Source: Lordstown Motors Corp.

00 00 00 00 22 Distinct Intellectual Property LMC has made substantial investments developing intellectual property to build the EnduranceTM including: • Hub motor and battery module and pack lines • Vehicle architecture and central supervisory powertrain controller (VCU) • Software and integrated controls LMC has significant expertise in (1) software development/integration; (2) body and chassis design; (3) test & validation activities Source: Lordstown Motors Corp.

$100M Commitment to MIH EV Design LLC Joint Venture

LORDSTOWN | Stronger Together | FOXCONN

Lordstown

- Highly talented team with deep experience creating and launching new vehicle programs
- Developed distinct IP
- Strong capabilities in all major vehicle subsystems and full homologation
- Voice of customer research

Together

- Lower material & manufacturing costs
- Faster economies of scale
- Broadens product portfolio
- Accelerates development and launch timelines
- Licensing globally

Foxconn

- World class contract manufacturer
- MIH open EV platform
- Global purchasing power & logistics
- Software and hardware integration
- Electronics expertise
- Meaningful presence in automotive today

Faster Path for EV Development at a Lower Cost with Foxconn

Source: Lordstown Motors Corp.

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00 00 00 00 24 Why Lordstown Motors? Near Launch Ready Full-sized BEV pickup targeting the underserved commercial fleet market Unique Vehicle Attributes Purpose-built work truck, not a redesigned ICE, hub motors drive superior turning radius, traction and maneuverability Distinct IP Valuable IP covering vehicle architecture, software and integrated controls, battery systems & hub motors Strategic Shift From vertically integrated to highly flexible, less capital- intensive OEM focused on developing, engineering, and industrializing BEVs for LMC and potentially other OEMs Joint Vehicle Development Using Foxconn’s scale and our design and engineering expertise to accelerate product development and launch timeline, lower costs and expand product breadth Strong Leadership Added significant talent to senior leadership with decades of automotive, engineering, vehicle launch and executive experience

VIDEO OMITTED “RIDE WITH LORDSTOWN”

May 19, 2022 © 2022 LORDSTOWN MOTORS CORPORATION Thank you! INVESTOR RELATIONS ir@lordstownmotors.com MEDIA INQUIRIES crobar@robarpr.com | 313.207.5960 #RIDEWITHLORDSTOWN